Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-266988 on Form S-3 and Registration Statement No. 333-258138 on Form S-8 of Instructure Holdings, Inc. of our report dated January 31, 2024, relating to the consolidated financial statements of PCS Holdings, LLC as of and for the year ended December 31, 2022 appearing in this Current Report on Form 8-K/A of Instructure Holdings, Inc.

/s/ Ernst & Young LLP

Phoenix, Arizona

April 12, 2024